                                                                     EXHIBIT 1.2




                      ATLAS AMERICA SERIES 25-2004 PROGRAM


                      SELECTED INVESTMENT ADVISOR AGREEMENT

                      SELECTED INVESTMENT ADVISOR AGREEMENT

                                TABLE OF CONTENTS

                                                                                                            PAGE
1.       Description of Units..................................................................................1
2.       Representations, Warranties and Agreements of the Managing General Partner............................1
3.       Purchase of Units.....................................................................................2
4.       Compensation to SIA..................................................................................11
5.       Association of the Partnerships with Other Advisors and Dealers......................................11
6.       Conditions of the SIA's Obligations..................................................................11
7.       Conditions to the Managing General Partner's Obligations.............................................11
8.       Covenants of the SIA.................................................................................11
9.       Covenants of the Managing General Partner............................................................12
10.      Payment of Costs and Expenses........................................................................12
11.      Indemnification......................................................................................12
12.      Representations and Agreements to Survive Delivery...................................................13
13.      Term of Agreement....................................................................................13
14.      Notices..............................................................................................14
15.      Successors...........................................................................................14
16.      Miscellaneous........................................................................................14

EXHIBIT A TO SELECTED INVESTMENT ADVISOR AGREEMENT OF ATLAS AMERICA SERIES 25-2004 PROGRAM

                      SELECTED INVESTMENT ADVISOR AGREEMENT



       RE:     ATLAS AMERICA SERIES 25-2004 PROGRAM


         THIS SELECTED INVESTMENT ADVISOR AGREEMENT, which is referred to as the "Agreement" is made and entered into as of the day indicated on Exhibit A attached hereto and by this reference incorporated herein, between Atlas Resources, Inc., which is referred to as the "Managing General Partner," on behalf of Atlas America Series 25-2004 Program, and the selected investment advisor (the "SIA") identified in Exhibit A hereto.

1.       DESCRIPTION OF UNITS.

         (a) Atlas America Series 25-2004 Program, which is referred to as the "Program," consists of up to two limited partnerships organized under the laws of Delaware as described below. These limited partnerships are sometimes referred to in this Agreement in the singular as a "Partnership" or in the plural as "Partnerships." The Partnerships will be named as follows:

                  (i)      Atlas America Series 25-2004(A) L.P.; and

                  (ii)     Atlas America Series 25-2004(B) L.P.

         (b) Generally, the Partnerships will issue and sell the Units at a price of $25,000 per Unit subject to the discount set forth in
                  Section 3 of this Agreement for clients of the SIA. Subject to the receipt and acceptance by the Managing General Partner of the minimum subscription proceeds of $1,000,000 in a Partnership by its Offering Termination Date for each Partnership as described in the Private Placement Memorandum (the "Offering Termination Date"), the Managing General Partner may break escrow and use the subscription proceeds for the Partnership's drilling activities, which is referred to as the "Initial Closing Date." The subscription period for each Partnership will be as described in the Private Placement Memorandum, which includes any supplement. Also, the maximum subscriptions of all the Partnerships, in the aggregate, must not exceed $60 million.

         The Managing General Partner, its officers, directors, and affiliates may buy, for investment purposes only, the number of Units equal to the minimum subscription proceeds of $1,000,000 required for a Partnership to begin operations. The Managing General Partner will notify the SIA of the Initial Closing Date and Offering Termination Date for each Partnership.

2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE MANAGING GENERAL PARTNER. The Managing General Partner represents and warrants to and agrees with you that:

         (a) The Units have not been and will not be registered with the Securities and Exchange Commission, which is referred to as the "Commission." So far as is under the control of the

                  Managing General Partner the Units will be offered and sold in reliance on the exemption provided by Regulation D, which is referred to as "Regulation D," promulgated under Section 4(2) of the Securities Act of 1933, as amended, which is referred to as the "Act."

         (b) The Managing General Partner shall provide to you for delivery to all offerees and purchasers and their representatives the information and documents that the Managing General Partner deems appropriate to comply with Regulation D and any exemptions under applicable state securities acts, which are referred to as the "Blue Sky" laws.

         (c) The Units when issued will be duly authorized and validly issued as set forth in the Amended and Restated Certificate and Agreement of Limited Partnership of each Partnership, which is referred to as the "Partnership Agreement," the form of which is included as Exhibit (A) to the Private Placement Memorandum, and subject only to the rights and obligations set forth in the Partnership Agreement or imposed by the laws of the state of formation of each Partnership or of any jurisdiction to the laws of which each Partnership is subject.

         (d) Each Partnership was duly formed under the laws of the State of Delaware and is validly existing as a limited partnership in good standing under the laws of Delaware with full power and authority to own its properties and conduct its business as described in the Private Placement Memorandum. Each Partnership will be qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where the Managing General Partner deems the qualification necessary to assure limited liability of the limited partners.

         (e) The Private Placement Memorandum, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Private Placement Memorandum, in the light of the circumstances under which they are made, not misleading.

3.       PURCHASE OF UNITS.

         (a) The SIA represents and warrants and agrees with the Managing General Partner that it is:

                  (i)      an entity, as designated in Exhibit A hereto;

                  (ii) organized and presently in good standing in the state or states designated in Exhibit A hereto;

                  (iii) presently registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and presently registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the SIA has clients, or it is exempt from such registration requirements; and

                  (iv) not subject to any disqualification described in Rule 505(b)(2)(iii) of Regulation D.

         (b) Subject to the terms and conditions herein set forth, the Managing General Partner hereby makes available for purchase by the clients of the SIA a portion of the Units. The SIA hereby covenants, warrants and agrees that, in regard to any purchase of the Units by its clients, it will comply with:

                  (i)      this Agreement;

                  (ii) all of the terms and conditions of the Private Placement Memorandum; and

                  (iii) all applicable state and federal laws, including the Securities Act of 1933, as amended, Regulation D; the Investment Advisers Act of 1940, as amended; and any and all regulations and rules pertaining thereto, heretofore or hereafter issued by the SEC.

         (c) Clients of the SIA may purchase the Units according to all of the terms as are contained in the Private Placement Memorandum and the supplements to the Private Placement Memorandum. The SIA shall comply with all requirements set forth in the Private Placement Memorandum and the supplements to the Private Placement Memorandum. The SIA shall use and distribute, in connection with the Units, only the Private Placement Memorandum, the supplements to the Private Placement Memorandum and such sales literature which shall conform in all respects to any restrictions of local law and the applicable requirements of the Securities Act of 1933, as amended, and which has been approved in writing by the Managing General Partner. The Managing General Partner reserves the right to establish additional procedures as it may deem necessary to ensure compliance with the requirements of the Private Placement Memorandum and the supplements to the Private Placement Memorandum, and the SIA shall comply with all such additional procedures to the extent that it has received written notice thereof.

         (d) Pending receipt of the minimum subscription proceeds of $1,000,000 of a Partnership, all monies received for purchase of any of the Units shall be forwarded by the SIA to the Managing General Partner for delivery to National City Bank of Pennsylvania (the "Escrow Agent"), where such monies will be deposited in an escrow account established by the Managing General Partner solely for such subscriptions, except that, until such time (if any) that such monies are deliverable to the Managing General Partner pursuant to the Escrow Agreement between the Managing General Partner and the Escrow Agent, the SIA shall return directly to the subscriber who submitted the check any check not made payable to:

                  (i) "Atlas Series 25-2004(A) L.P., Escrow Agent, National City Bank of PA"; or

                  (ii) "Atlas Series 25-2004(B) L.P., Escrow Agent, National City Bank of PA."

                  Subscriptions shall be executed as described in the Private Placement Memorandum or as directed by the Managing General Partner. The SIA shall deliver the check and the original subscription documents to the Managing General Partner no later than the close of business of the first business day after receipt of the check and the subscription documents by the SIA.

         (e) During the term of this Agreement the Managing General Partner shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the performance of the SIA under this Agreement.

         (f)      The Units may be purchased by clients of the SIA:

                  (i)      only where the Units may be legally offered and sold;

                  (ii) only by such persons in such states who shall be legally qualified to purchase the Units; and

                  (iii) only by such persons in such states in which the SIA is registered as an investment advisor or exempt from any applicable registration requirements.

         (g) The SIA shall have no obligation under this Agreement to advise its clients to purchase any of the Units.

         (h) The SIA shall use every reasonable effort to assure that Units are purchased only by investors who:

                  (i) meet the investor suitability standards, including the minimum income and net worth standards established by the Managing General Partner and set forth in the Private Placement Memorandum, and minimum purchase requirements set forth in the Private Placement Memorandum;

                  (ii) can reasonably benefit from an investment in the Partnership based on each prospective investor's overall investment objectives and portfolio structure;

                  (iii) are able to bear the economic risk of the investment based on each prospective investor's overall financial situation;

                  (iv)     have apparent understanding of:

                           (1)      the fundamental risks of the investment;

                           (2) the risk that the prospective investor may lose the entire investment;

                           (3)      the lack of liquidity of the Units;

                           (4) the restrictions on transferability of the Units;

                           (5) the background and qualifications of the employees and agents of the Managing General Partner; and

                           (6) the tax consequences of an investment in the Units; and

                  (v) the SIA will make the determinations required to be made by it pursuant to this subparagraph (h) based on information it has obtained from each prospective investor, including, at a minimum, but not limited to, the prospective investor's:

                           (1)      age;

                           (2)      investment objectives;

                           (3)      investment experience;

                           (4)      income;

                           (5)      net worth;

                           (6)      financial situation;

                           (7)      other investments of the prospective
                                    investor; and

                           (8) any other pertinent factors deemed by the SIA to be relevant.

         (i)      In addition to complying with the provisions of subparagraph
                  (h) above, and not in limitation of any other obligations of the SIA to determine suitability imposed by state or federal law, the SIA agrees that it will comply fully with the following provisions:

                  (i) the SIA shall have reasonable grounds to believe, based on information provided by the investor concerning his investment objectives, other investments, financial situation and needs, and upon any other information known by the SIA, that:

                           (1) each client of the SIA that purchases Units is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits (including tax benefits) of an investment in the Units;

                           (2) each client of the SIA that purchases Units has a fair market net worth sufficient to sustain the risks inherent in an investment in the Units (including potential loss of his entire investment and lack of liquidity of the Units); and

                           (3) the Units otherwise are or will be a suitable investment for each client of the SIA that purchases Units,

                           and the SIA shall maintain files disclosing the basis upon which the determination of suitability was made;

                  (ii) the SIA shall not execute any transaction involving the purchase of Units in a discretionary account without prior written approval of the transactions by the investor;

                  (iii) the SIA shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Private Placement Memorandum and provide a basis for evaluating the Units;

                  (iv)     in making the determination set forth in subparagraph
                           (iii) above, the SIA shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it; and

                  (v) the SIA shall inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Units.

         (j) The SIA agrees to retain in its files, for a period of at least six years, information which will establish that each purchaser of Units falls within the permitted class of investors.

         (k)      The SIA either:

                  (i)      shall not purchase Units for its own account; or

                  (ii) shall hold for investment any Units purchased for its own account.

         (l) The SIA shall deliver a copy of Section 260.141.11 of the California Corporate Securities Law of 1968 to each client of the SIA that purchases Units and resides in California.

         (m) A sale of Units shall be deemed to be completed only after the Managing General Partner receives a properly completed Subscription Agreement for Units from the SIA evidencing the fact that the investor had received a Private Placement Memorandum, together with payment of the full purchase price of each purchased Unit from a buyer who satisfies each of the terms and conditions of the Private Placement Memorandum, and only after such Subscription Agreement has been accepted in writing by the Managing General Partner.

         (n) Clients of the SIA who have been advised by the SIA on an ongoing basis regarding investments other than in a Partnership, and who are not being charged by the SIA, through the payment of commissions or otherwise, direct transaction based fees in connection with the purchase of the Units, shall purchase the Units net of the 8% Sales Commissions at a per Unit purchase price of $23,000.

         (o) The SIA shall comply with all the provisions of Regulation D, insofar as Regulation D applies to the SIA's activities under this Agreement. Further, the SIA shall not engage in any activity which would cause the offer and/or sale of the Units not to comply with Regulation D, the Act, the Act of 1934, the applicable rules and regulations of the Securities and Exchange Commission, which is referred to as the "Commission," the applicable state securities laws and regulations and this Agreement, and specifically the SIA agrees as set forth below.

                  (i) The SIA shall not offer or sell the Units in any state until the SIA has been advised in writing by the Managing General Partner, or the Managing General Partner's special counsel, that the offer or sale of the Units:

                           (1)      has been qualified in the state;

                           (2)      is exempt from the qualification
                                    requirements imposed by the state; or

                           (3)      the qualification is otherwise not required.

                  (ii) Units shall not be offered and/or sold by the SIA by means of any form of general solicitation or general advertising, including, but not limited to, the following:

                           (1) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio;

                           (2) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; or

                           (3) any letter, circular, notice, or other written communication constituting a form of general solicitation or general advertising.

                  (iii) The SIA shall provide each offeree with the following:

                           (1) a complete and numbered copy of the Private Placement Memorandum and all exhibits incorporated in the Private Placement Memorandum; and

                           (2) any numbered supplement or amendment to the Private Placement Memorandum for the Partnership in which the Units are then being offered as set forth in (iv) below.

                           Also, unless advised otherwise by the Managing General Partner, the SIA may choose to provide each offeree with the following sales materials which are collectively referred to as the "Sales Literature":

                           (1) a flyer entitled "Atlas America Series 25-2004 Program";

                           (2) an article entitled "Tax Rewards with Oil and Gas Partnerships";

                           (3) a brochure of tax scenarios entitled "How an Investment in Atlas America Series 25-2004 Program can Help Achieve an Investor's Tax Objectives";

                           (4) a brochure entitled "Investing in Atlas America Series 25-2004 Program";

                           (5)      a booklet entitled "Outline of Tax
                                    Consequences of Oil and Gas Drilling
                                    Programs";

                           (6)      a brochure entitled "The Appalachian Basin:
                                    A Prime Drilling Location Which Commands a
                                    Premium";

                           (7) a brochure entitled "Investment Insights - Tax Time";

                           (8) a brochure entitled "Frequently Asked Questions"; and

                           (9)      possibly other supplementary materials.

                           Further, the SIA shall keep file memoranda indicating by number to whom each Private Placement Memorandum, Sales Literature, and supplement or amendment to the Private Placement Memorandum was delivered.

                  (iv) When a supplement or amendment to the Private Placement Memorandum is prepared and delivered to the SIA by the Managing General Partner or the Dealer-Manager, the SIA agrees as follows:

                           (1) to distribute each supplement or amendment to the Private Placement Memorandum, identified by number, to every person who has previously received a copy of the Private Placement Memorandum from the SIA;

                           (2) to include each supplement or amendment in all future deliveries of any Private Placement Memorandum; and

                           (3) to keep file memoranda indicating to whom each supplement or amendment was delivered.

                  (v) In connection with any offer or sale of the Units, the SIA agrees to the following:

                           (1) to comply in all respects with statements set forth in the Private Placement Memorandum, the Partnership Agreement, and any supplements or amendments to the Private Placement Memorandum;

                           (2) not to make any statement inconsistent with the statements in the Private Placement Memorandum, the Partnership Agreement, and any supplements or amendments to the Private Placement Memorandum;

                           (3) not to make any untrue or misleading statements of a material fact in connection with the Units; and

                           (4) not to provide any written information, statements, or sales materials other than the Private Placement Memorandum, the Sales Literature, and any supplements or amendments to the Private Placement Memorandum unless approved in writing by the Managing General Partner.

                  (vi) The SIA shall advise each offeree of Units in a Partnership at the time of the initial offering to him that the Partnership and the Managing General Partner shall during the course of the offering and a reasonable time before sale accord him and his purchaser representative(s), if any, the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information, to the extent possessed by the Partnership or the Managing General Partner or obtainable by either of them without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in the Private Placement Memorandum.

                  (vii) Before the sale of any of the Units, the SIA shall make reasonable inquiry to determine if the offeree is acquiring the Units for his own account or on behalf of other persons, and that the offeree understands the limitations on the offeree's disposition of the Units set forth in Rule 502(d) of Regulation D. This includes a determination by the SIA that the offeree understands that he must bear the economic risk of the investment for an indefinite period of time because the Units have not been registered under the Act and, thus, cannot be sold unless the Units are subsequently registered under the Act or an exemption from registration under the Act is available.

                  (viii) Before the sale of any of the Units the SIA shall have reasonable grounds to believe that:

                           (1) each subscriber is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D; or

                           (2) each subscriber and his duly appointed purchaser representative, if any, meet the standards of Rule 506(b)(2)(ii) of Regulation D.

                           Further, if the subscriber uses a purchaser representative, then the SIA shall do the following:

                           (1) make reasonable inquiry to determine if the purchaser representative(s) satisfies all of the conditions of Rule 501(h) of Regulation D;

                           (2) obtain a written acknowledgment by the subscriber concerning his purchaser representative(s); and

                           (3)      before obtaining the foregoing
                                    acknowledgment, disclose to the subscriber, in writing, any material relationship between his purchaser representative(s) or its affiliates and the Managing General

                                    Partner or its affiliates, which then exists or mutually is understood to be contemplated or which has existed at any time during the previous two years, and any compensation received or to be received as a result of that relationship.

                  (ix) Units shall not be sold by the SIA to more than a total of 35 non-accredited investors in the Partnerships combined as indicated to the SIA from time to time by the Managing General Partner or the Dealer-Manager.


                  (x) The SIA agrees to use its best efforts in the solicitation and sale of the Units, including that:

                           (1) the SIA complies with all the provisions of Regulation D, the Act, the Act of 1934, the applicable rules and regulations of the Commission, the applicable state securities laws and regulations and this Agreement;

                           (2)      the prospective purchasers meet the
                                    suitability requirements set forth in the Private Placement Memorandum, the Subscription Agreement, and this Agreement; and

                           (3) the prospective purchasers properly complete the following forms, which will be included in each Partnership's subscription packet as exhibits to the Private Placement
                                    Memorandum:

                                    (A)      the Subscription Agreement and
                                             Annex A attached to the
                                             Subscription Agreement [Exhibit
                                             (I-B)];

                                    (B)      the Execution Page and Purchaser
                                             Questionnaire [Exhibit (C)];

                                    (C)      the Purchaser Representative
                                             Acknowledgment Form, if applicable,
                                             [Annex A-1 to Exhibit (C)]; and

                                    (D)      the Acknowledgment of the Investor,
                                             if applicable, [Annex A-1 to
                                             Exhibit (C)];

                           together with any additional forms provided in any supplement or amendment to the Private Placement Memorandum, or otherwise provided to the SIA by the Managing General Partner or the Dealer-Manager to be completed by prospective purchasers.

                           The Managing General Partner shall have the right to reject any subscription at any time for any reason without liability to it. Subscription funds and executed subscription packets shall be transmitted as set forth in this Agreement.

         (p)      The SIA agrees and covenants that:

                  (i) the representations and warranties the SIA makes in this Agreement are and shall be true and correct at the applicable closing date; and

                  (ii) the SIA shall and have fulfilled all of its obligations under this Agreement at the applicable closing date.

4. COMPENSATION TO SIA. The Managing General Partner shall pay no fees, commissions, or other compensation to the SIA.

5. ASSOCIATION OF THE PARTNERSHIPS WITH OTHER ADVISORS AND DEALERS. It is expressly understood between the Managing General Partner and the SIA that the Managing General Partner, the Dealer-Manager, and/or the Partnerships may cooperate with broker/dealers who are registered as broker/dealers with the National Association of Securities Dealers, Inc. (the "NASD") or with other investment advisors registered under the Investment Advisers Act of 1940, as amended. Such broker/dealers and investment advisors may enter into agreements with the Managing General Partner, the Dealer-Manager, and/or the Partnerships on terms and conditions identical or similar to this Agreement and shall receive such rates of commission or other fees as are agreed to between the Managing General Partner, the Dealer-Manager, and/or the Partnerships and the respective broker/dealers and investment advisors as are in accordance with the terms of the Private Placement Memorandum.

6. CONDITIONS OF THE SIA'S OBLIGATIONS. The SIA's obligations hereunder are subject, during the term of this Agreement and the offering, to the performance by the Managing General Partner of its obligations under this Agreement and compliance by the Managing General Partner with the covenants set forth in section 9 of this Agreement.

7. CONDITIONS TO THE MANAGING GENERAL PARTNER'S OBLIGATIONS. The obligations of the Managing General Partner hereunder are subject, during the term of this Agreement and the offering, to the conditions that the SIA shall have satisfactorily performed all of its obligations under this Agreement and complied with the covenants set forth in section 8 of this Agreement.

8. COVENANTS OF THE SIA. The SIA covenants, warrants and represents, during the term of this Agreement, that:

         (a) the SIA is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the advisor has clients, or it is exempt from such registration requirements;

         (b) neither the SIA nor any person associated with the SIA is registered as a broker/dealer or registered representative with the NASD;

         (c) the SIA shall comply with all applicable federal and state securities laws, including, without limitation, the disclosure requirements of the Investment Advisers Act of 1940, as amended, and the provisions thereof requiring disclosure of the existence of this Agreement and the compensation to be paid to the SIA hereunder; and

         (d) the SIA shall maintain the records required by Section 204 of the Investment Advisers Act of 1940, as amended, and Rule 204-2 thereunder in the form and for the periods required thereby;

9. COVENANTS OF THE MANAGING GENERAL PARTNER. The Managing General Partner covenants, warrants and represents, during the full term of this Agreement, that:

         (a) The Managing General Partner shall deliver to the SIA ample copies of the Private Placement Memorandum and all amendments or supplements to the Private Placement Memorandum.

         (b) If any event affecting a Partnership or the Managing General Partner occurs that in the opinion of the Managing General Partner should be set forth in a supplement or amendment to the Private Placement Memorandum, then the Managing General Partner shall promptly at its expense prepare and furnish to the SIA a sufficient number of copies of a supplement or amendment to the Private Placement Memorandum so that it, as so supplemented or amended, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Private Placement Memorandum, in the light of the circumstances under which they are made, not misleading.

10. PAYMENT OF COSTS AND EXPENSES. The SIA shall pay all costs and expenses incident to the performance of its obligations under this Agreement.

11.      INDEMNIFICATION.

         (a) The SIA shall indemnify and hold harmless the Managing General Partner, each Partnership and its attorneys against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on the SIA's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement (including but not limited to an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the SIA which is also, as the case may be, contained in or omitted from the Private Placement Memorandum and which statement or omission was not based on information supplied to the Managing General Partner by the SIA) or the negligence, malpractice or malfeasance of the SIA; and the SIA shall reimburse them for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

         (b) The Managing General Partner shall indemnify and hold the SIA harmless against any losses, claims, damages or liabilities, joint or several, to which the SIA may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on the Managing General Partner's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement, and the Managing General Partner shall reimburse the SIA for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

         (c) The foregoing indemnity agreements shall extend on the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

         (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall, if a claim in respect of the action is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement of the action; but the omission to promptly notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party. If any action is brought against an indemnified party, it shall notify the indemnifying party of the commencement of the action, and the indemnifying party shall be entitled to participate in, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified and indemnifying parties. After the indemnified party has received notice from the agreed on counsel that the defense of the action under this paragraph has been assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of the action other than with respect to the agreed on counsel who assumed the defense of the action.

12. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Managing General Partner and the SIA in this Agreement, including the indemnity agreements contained in Section 11 of this Agreement, shall:

         (a)      survive the delivery, execution and closing of this Agreement;

         (b) remain operative and in full force and effect regardless of any investigation made by or on behalf of the SIA or any person who controls the SIA within the meaning of the Act, or by the Managing General Partner, or any of its officers, directors, or any person who controls the Managing General Partner within the meaning of the Act, or any other indemnified party; and

         (c)      survive delivery of the Units.

13.      TERM OF AGREEMENT.

         (a) This Agreement shall become effective on the date on which this Agreement is executed by the Managing General Partner and the SIA. The SIA and the Managing General Partner may each prevent this Agreement from becoming effective, without liability to the other, by written notice before the time this Agreement otherwise would become effective.

         (b) After this Agreement becomes effective, either party may terminate it at any time for any reason by giving 30 days' written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events:

                  (i)      the offering shall be terminated; or

                  (ii) the SIA's license or registration to act as an investment advisor shall be revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within 10 days from the date of such occurrence. In any event, this Agreement shall be deemed suspended during any period for which such license is revoked or suspended.

14.      NOTICES.

         (a) All notices or communications under this Agreement, except as otherwise specifically provided, shall be in writing.

         (b) Any notice or communication sent by the Managing General Partner to the SIA shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed to the SIA to the person whose name and address are identified in Exhibit A hereto.

         (c) Any notice or communication sent by the SIA to the Managing General Partner or the Partnership shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed at 311 Rouser Road, Moon Township, Pennsylvania 15108.

15. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned or transferred by the SIA by operation of law or otherwise.

16.      MISCELLANEOUS.

         (a) This Agreement shall be construed in accordance with the applicable laws of the Commonwealth of Pennsylvania.

         (b) Nothing in this Agreement shall constitute the SIA as in association with or in partnership with the Managing General Partner or the Partnerships.

         (c) This Agreement, including Exhibit A hereto, embodies the entire understanding, between the parties to the Agreement, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by both parties hereto.

         (d) If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

         (e) This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated on Exhibit A hereto.

SELECTED INVESTMENT ADVISOR                                 PROGRAM

___________________________                                 ATLAS AMERICA SERIES 25-2004 PROGRAM
(Name of SIA)
                                                            By:   Atlas Resources, Inc.
                                                            Managing General Partner

By:_______________________________________                  By:_____________________________________________
     Print Name:__________________________                        Jack L. Hollander, Senior Vice President -
Title:____________________________________                        Direct Participation Programs


Witness:__________________________________



                                    EXHIBIT A
                                       TO
                      SELECTED INVESTMENT ADVISOR AGREEMENT
                                       OF
                      ATLAS AMERICA SERIES 25-2004 PROGRAM

         This Exhibit A is attached to and made a part of that certain Selected Investment Advisor Agreement by and between Atlas Resources, Inc., which is referred to as the "Managing General Partner," on behalf of Atlas America Series 25-2004 Program and the Partnerships, and ____________________________, as the
RIA.

1. Date of Agreement:___________________________________________________________

2. Identity of RIA:_____________________________________________________________

         Name:__________________________________________________________________

         Type of Entity:________________________________________________________
                              (To be completed by the RIA, e.g., corporation,
                                 partnership or sole proprietorship.)

         State Organized in:____________________________________________________
                                   (To be completed by RIA.)

Qualified To Do Business and in Good Standing in the Following Jurisdictions (including your state of organization). (Note: Qualification to do business in any jurisdiction is generally a requirement imposed by the secretary of state or other authority of jurisdictions in which you do business, and is not related to your holding a license as an investment advisor in such jurisdictions.
Questions concerning this matter should be directed to your legal counsel.)



________________________________________________________________________________

________________________________________________________________________________
(To be completed by the RIA)

Registered as an Investment Advisor in the following States:



________________________________________________________________________________

________________________________________________________________________________
(To be completed by the RIA)

3. Name and Address for Notice Purposes (see Paragraph 14 of Agreement):

         Name:__________________________________________________________________
         Title:_________________________________________________________________
         Company:_______________________________________________________________
         Address:_______________________________________________________________
         City, State and Zip Code:______________________________________________
         Telephone Number (including area code):________________________________

4. Please complete the following for our records:

         (a) How many registered investment advisors are with your firm?________ PLEASE ENCLOSE A CURRENT LIST. ALL INFORMATION WILL BE HELD IN CONFIDENCE.

         (b) Does your firm publish a newsletter? Yes____  No____

             What is/are the frequency of the publication(s)?
             ___Weekly           ___Monthly          ___Quarterly
             ___Bi-weekly        ___Bi-monthly       ___Other (please specify)

             PLEASE PLACE JHollander@atlasamerica.com ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

         (c) Does your firm have regular internal mailings, or bulk package mailings to its registered investment advisors?

             Yes____        No____

             PLEASE PLACE JHollander@atlasamerica.com ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

         (d) Does your firm have a computerized electronic mail (E-Mail) system for your registered investment advisors?

             Yes____        No____
             If so, please provide e-mail address:______________________________

         (e) Website address:___________________________________________________
             Person responsible:________________________________________________


                                      A-2